Exhibit 99.1

IPtimize Signs Contract to Provide Exclusive Digital Voice Solution to Independent Cable Operator

Denver, CO – March 26, 2008 – IPtimize, Inc. (Pink Sheets: IPZI) (“IPtimize” or the “Company”), a broadband voice (VoIP) provider to Tier II and smaller markets, announced today that effective March 21, 2008, IPtimize has secured a contract with Allen’s TV Cable Service, Inc. (“Allen’s”) to be the cable operator’s exclusive wholesale digital voice provider. This is IPtimize’s first such signed contract and represents a watershed “launching point” in its business plan execution. IPtimize intends to achieve rapid growth by establishing and leveraging many such cable operator partnerships, thereby gaining:

•	Immediate and cost-effective entry into numerous cable markets nationwide and

•	Access to large established cable customer bases, which are positioned perfectly for VoIP subscription upsell.

This milestone agreement enables Morgan City, LA-based Allen’s to offer its subscribers the “Triple Play” of bundled cable TV, internet and voice services. By offering the consumer the benefits of discounted product offerings, one contact for customer service plus integrated billing, Allen’s expects that many of its existing customers will subscribe to the new VoIP offering.

“This contract with Allen’s is extremely exciting for IPtimize and represents the first step in executing our business plan to become a primary VoIP provider to Tier II and smaller markets,” stated IPtimize Chairman and CEO Ron Pitcock. “With our robust pipeline of interested independent cable operators looking to come on board, IPtimize is effectively positioning itself to capture an ever-increasing market share of the rapidly growing VoIP industry,” added Mr. Pitcock.

“Since our customers are accustomed to us delivering a high quality cable and internet service, we insisted that our VoIP partner have the same commitment to customers, reliability, redundancy and quality – a vision we found IPtimize to have,” stated Gregory Price, President of Allen’s. “We anticipate that our loyal customer base will be anxious to sign up for the new VoIP Telephony offering and to bundle the new offering with their existing Digital and Internet services to take advantage of our discounted packages,” Price said.

About IPtimize, Inc.

IPtimize is a Denver-based broadband voice and data service provider that offers Voice over Internet Protocol (VoIP) to Cable TV operators in Tier II (approximately 100,000 or fewer households). Their simplified, best of breed, cost-effective turnkey solution enables Cable TV operators to offer “Triple Play” bundled services regardless of market size. IPtimize distinguishes itself from both conventional Telco’s and discount VoIP retailers by delivering reliable, managed service - agnostic of broadband provider or equipment. Please visit: http://www.iptimize.com/Public/investors/investors.html

About Allen’s TV Cable Service, Inc.

Allen’s is a Louisiana corporation that provides South/Central Louisiana communities with cable television, data transport, broadband internet access and other telecommunication services. A family owned and operated business spanning three generations, Allen’s has provided services to Louisiana over the past fifty years, starting out as a community antenna system in Morgan City, LA. Today, Allen’s fiber optic/coaxial systems link points from New Orleans to Lafayette and Morgan City to Baton Rouge and beyond. Allen’s status as a Tier II Broadband Internet Access provider allows Allen’s to deliver True High Speed (THS®) services to its residential, commercial and industrial subscribers.

Contact:

Investor	Corporate
After Market Support, LLC	IPtimize, Inc.
Elizabeth Sklaroff	Ron Pitcock, Chairman and CEO
(720) 489-4916	(303) 268-3604
elizabeth.sklaroff@aftermarketsupport.com	rpitcock@iptimize.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

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